Investor Presentation June 2014 Exhibit 99.1

2 The three and nine months ended April 26, 2014 results are unaudited. This presentation contains “forward-looking statements” which are statements relating to future events, future financial performance, strategies, expectations, and the competitive environment. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements include statements of expectations regarding the businesses acquired during fiscal 2013 (the “acquired subsidiaries”), including expected benefits and synergies of the transaction, future financial and operating results, and other statements regarding events or developments that the Company believes or anticipates will or may occur in the future as a result of the acquisitions. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project,” “looking ahead” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not read forward- looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of whether or at what time such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to factors described under Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended July 27, 2013, and other risks outlined in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. This presentation includes certain “Non-GAAP” financial measures as defined by SEC rules. We believe that the presentation of certain Non-GAAP financial measures provides information that is useful to investors because it allows for a more direct comparison of our performance for the period with our performance in the comparable prior-year periods. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 28 through 32 of this presentation. We caution that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results. Forward Looking Statements and Non-GAAP Information

3 Positioned for Strong Equity Returns  A leading supplier of specialty contracting services to telecommunication providers nationwide  Telecommunications networks fundamental to economic progress  Firm end market opportunities  Telephone companies deploying FTTX to enable video offerings and 1 gigabit connections  Cable operators continuing to deploy fiber to small and medium businesses  Wireless carriers upgrading from 3G to 4G technologies  Industry participants aggressively extending or deploying fiber networks to provide wireless backhaul services  Encouraged that industry participants remain committed to multi-year capital spending initiatives which in some cases are meaningfully accelerating and expanding in scope

4 Nationwide Footprint and Significant Resources (*) Includes cash and equivalents of $18.7 million and availability on Senior Credit Facility of $209.4 million  Headquartered in Palm Beach Gardens, Florida  Nationwide footprint  Operates in all 50 states, Washington, D.C. and in Canada  Over 40 operating subsidiaries and hundreds of field offices  Revenues of $426.3 million in Q3-14, impacted by adverse winter weather  Strong financial profile  Total liquidity of $228.1 million (*) at April 26, 2014  $400 million Senior Credit Facility maturing in December 2017  7.125% Senior Subordinated Notes due 2021  Over 10,300 employees

5  Outside Plant & Equipment Installation  Premise Equipment Installation  Wireless  Engineering  Underground Facility Locating Intensely Focused on Telecommunications Market Contract Revenues of $426.3 million for the Quarter Ended April 26, 2014 Services Crucial to Customers Success 88.3% 6.9%4.8% Telecommunications Underground Facility Locating Electric and Gas Utilities and Other Construction and Maintenance

6 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% GDP Traffic Industry Drivers Strong Secular Trend Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis N o rth Am eri ca In ter n et P ro to co l Traffic (Petab ytes p er Mo n th ) Q u ar terly G DP C h an ge “Cisco reports that video already represents 50% of mobile internet traffic, and is projected to continue to grow at a 55% compound annual growth rate over the next five years. […] Cisco further projects that mobile data traffic created by these devices will increase 68-fold by 2018, driven by increased penetration of technologies, such as connected cars and smart wearable devices. To meet this growing demand, carriers are investing in their networks.” Ben Moreland, CEO, Crown Castle International – April 2014 * * Gross Domestic Product (“GDP”)

7 Clearly evident that several major industry participants have determined that wireline network bandwidth must increase dramatically  Dycom is providing services for 1 gigabit trials and full deployments  Services provided across the country to a number of customers  Revenue and opportunities driven by this newly emerging industry standard are expected to accelerate throughout the remainder of this calendar year into 2015  Magnitude of change may cause some near term customer spending modulations as network strategies adapt to this emerging environment Industry Developments

8 Key Driver: FTTx Deployments Cumulative Subscribers “Project VIP is accelerating that transformation through our LTE deployment, U-verse expansion, and fiber build to businesses. […] At the same time, we transformed our wireline business from legacy services such as DSL to IP networks and IP services. In the first quarter this transformation helped drive our strongest consumer wireline growth in years. And in business, our strategic business services continued its steady growth. And our transformation is not slowing down. Yesterday you saw us announce plans to strategically target 21 new markets to expand our ultra-fast fiber networks to deliver U-verse with GigaPower.” John Stephens – Senior EVP & CFO, AT&T – April 2014  A significant competitive response by telephone companies to cable operators  Key customer reaccelerating spending for fiber to the home and businesses Sources: Individual Company Releases 0 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 5,500,000 1Q 09 3Q 09 1Q 10 3Q 10 1Q 11 3Q 11 1Q 12 3Q 12 1Q 13 3Q 13 1Q 14 Verizon FiOS Video AT&T U-Verse

9 Key Driver: Wireless Network Upgrades Number of Cell Sites “Our consistent investment in Wireless is the foundation of our success and drives our leadership in network quality, reliability, and the overall customer experience. We will continue to build and expand our network advantage in 4G LTE. Our focus is on deploying capital to add density to our network and deliver new services such as VoLTE and multicasting to enrich our customers' wireless experience.” Fran Shammo, EVP & CFO , Verizon – April 2014  Wireless network spending increasing faster than overall spending  Dycom entered wireless market in December 2010 and is further expanding its wireless services to key customers  Strong growth opportunities as industry migrates from 3G to 4G technologies Sources: Industry publications 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 Cell cit es

10 $9.5B $20.0B $30.0 B $0.8B $2.3B $3.2 B Key Driver: Fiber to Businesses Business Services Revenue and Addressable Business Services Market “[…..] Business Services is now approaching a $4 billion run rate business. Our share continues to grow, but we have only captured about 20% of the small end of the market and about a 5% share of the midsize business segment. Our optimism here continues as Business Services represents a large and attractive opportunity for the Company.” Michael Angelakis- Vice Chairman & CFO, Comcast - April 2014 2013 Business Services Revenue $6.3 Billion Addressable Business Services Market $60 Billion Sources: Individual Company Releases & Transcripts

11 Key Driver: Wireless Backhaul Mobile Data Traffic Growth Relative to 2013 “…We also continue to see good growth in ethernet services from our fiber-to-the-tower investments in our wholesale business that we meet the growing data backhaul needs of wireless carriers.” Glen Post, CEO & President, CenturyLink, Inc. – May 2014  Very attractive returns to our customers  Telephone, cable and other companies aggressively deploying fiber to provide wireless backhaul services  Continues to provide significant growth opportunities Sources: Cisco Visual Networking Index, 2/2014; Ericsson Mobility Traffic Exploration Tool 2/2014 - 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 2013 2014 2015 2016 2017 2018 2019 Te ra by te s p er M on th Mobile Data Traffic Growth Relative to 2013 Ericcson Cisco Average

12 Local Credibility, National Capability Dycom Headquarters Subsidiary Headquarters Dycom’s Nationwide Presence Subsidiaries

13 Focused on High Value Profitable Growth  Anticipate emerging technology trends which drive capital spending  Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities  Selectively acquire businesses which complement our existing footprint and enhance our customer relationships  Leverage our scale and expertise to expand margins through best practices

14 20.8% 12.8% 12.1% 7.9% 6.2% 5.5% 4.9% 1.5% 1.3% 27.0% Well Established Customers Blue-chip, predominantly investment grade clients comprise the vast majority of revenue Q3-14 Customer Revenue Breakdown Comcast AT&T CenturyLink Verizon Windstream Charter Edison Time Warner Cable Other Frontier

15 Durable Customer Relationships Revenues ($ in millions) FY 2013 reflects the results of the businesses acquired in fiscal 2013, including the operations of the telecommunications infrastructure services subsidiaries acquired by Dycom on December 3, 2012 from Quanta Services, Inc. For comparison purposes, when customers have been combined through acquisition or merger, their revenues have been combined for all periods. $- $50 $100 $150 $200 $250 $300 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 AT&T Comcast CenturyLink Verizon Adelphia Charter Comm Time Warner Cable Windstream $0 $200 $400 $600 $800 $1,000 $1,200 $1,4 0 $1,600 $1,800 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Top 5 All Other $842 $958 $995 $1,138 $1,230 $1,107 $989 72% 72% 67% 66% 66% 66%67% 33%34%33%28%28% 34%34% $1,036 62% 38% $1,201 60% 40% $1,609 41% 59% customers customers

16 Anchored by Long-Term Agreements Revenues by Contract Type Quarter Ended April 26, 2014 Master Service Agreements Long-term contracts Short-term contracts  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Long-term contracts relate to specific projects with terms in excess of one year from the contract date  Dycom is party to numerous MSA’s and other arrangements with customers that extend for periods of one or more years and generally maintains multiple agreements with each customer  Short-term contracts relate to spot market requirements  Significant majority of contracts are based on units of delivery 66.2% 13.1% 20.7%

17 $543 $347 $322 $331 $- $200 $400 $600 $800 Capital Expenditures Business Acquisitions Share Repurchases FY'13 -FY'14 $678 FY 2004 - 2012 Robust Cash Flow Capital Investments FY2004 – Q3-FY 2014 ($ in millions) $1.021 billion Cash flow from operations $522 million Provided by borrowings, other financing and investing activities and beginning cash on hand Cumulative Cash Flows Fiscal 2004 – Q3 Fiscal 2014 $1.542 Billion for Investment Note: Amounts represent cumulative cash flow for fiscal 2004 – Q3-fiscal 2014; See “Regulation G Disclosure” for a summary of amounts.

Financial Update

19 Financial Overview  Trailing Twelve Month Q3-14 Revenues of $1.808 billion  Backlog of $2.046 billion at April 26, 2014  Solid margins and earnings; Q2-14 & Q3-14 impacted by severe winter weather  Strong balance sheet, cash flow and liquidity  Capital structure designed to produce strong equity returns

20 9.0% 2.4% 3.5% 6.2% 7.5% 10.0% 0.9% (3.8)% 1.9% (2.4)% 4.0% 10.7% 12.6% 15.8% 4.6% (2.5)% -10% -5% 0% 5% 10% 15% 20% 25% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Organic Growth % Organic Growth % - Excluding stimulus revenue $318 $323 $293 $314 $340 $356 $279 $426 $76 $123 $139 $157 $112 $- $60 $120 $180 $240 $300 $360 $420 $480 $540 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Businesses acquired in FY'13 (a) $369 $437 $479 $513 $391 $1,107 $989 $1,036 $1,201 $1,271 $338 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 FY2009 FY2010(a) FY2011 FY2012 FY 2013(b) Businesses acquired in FY'13 $1,609 (12.0) (10.5)% 2.0% 15.4% 4.9% (15)% (10)% (5)% 0% 5% 10% 15% 20% FY2009 FY2010 FY2011 FY2012 FY 2013 Contract Revenue Trend Annual Growth in Contract Revenues ($ in millions) Quarterly Contract Revenues ($ in millions) Annual Organic Revenue Trend Quarterly Organic Revenue Trend (a)Fiscal 2010 includes an incremental week as the result of Dycom’s 52/53 week fiscal year. (b) Fiscal 2013 includes the results of businesses acquired in fiscal 2013 of $337.9 million (b) Note: Businesses acquired in FY’13 includes the operations of the telecommunications infrastructure services subsidiaries acquired on December 3, 2012 from Quanta Services, Inc. and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC (“Sage”) and certain assets of a tower construction and maintenance company. Results before Q2-13 reflect Dycom prior to these acquisitions. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (a) Beginning with Q3-14, the subsidiaries acquired during Q2-13 were in the full quarterly results for the current and prior year period. Sage, acquired in Q4-13, contributed revenues of $5.5 million for Q3-14. (b) Stimulus revenues comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009.

21 $462 $1,565 $1,376 $2,019 $2,003 $2,197 $1,996 $2,147 $2,046 $909 $822 $1,242 $1,208 $1,217 $1,116 $1,193 $1,179 $- $400 $800 $1,200 $1,600 $2,000 $2,400 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Acquired subsidiaries backlog 12 month backlog $20.9 $6.8 $21.9 $39.4 $39.8 $- $5 $10 $15 $20 $25 $30 $35 $40 $45 FY2009 FY2010 FY2011 FY2012 FY20 3 Earnings & Backlog Annual Adjusted EBITDA and Adjusted EBITDA as a % of Revenue ($ in millions) Net Income – Non-GAAP ($ in millions) Quarterly Adjusted EBITDA and Adjusted EBITDA as a % of Revenue ($ in millions) Backlog ($ in millions) (a) The amounts and percentages for Adjusted EBITDA are Non-GAAP financial measures adjusted to exclude certain items. See “Regulation G Disclosure” slides for a reconciliation of GAAP to Non-GAAP financial measures. (b) Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. The significant majority of our backlog estimates comprise services under master service agreements and long-term contracts. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Note: FY’13 includes the operations of the telecommunications infrastructure services subsidiaries acquired on December 3, 2012 from Quanta Services, Inc. and Q4-13 acquisitions of Sage Telecommunications Corp of Colorado, LLC and certain assets of a tower construction and maintenance company. FY-2009 - FY-2012 reflect Dycom prior to these acquisitions. (b) $117.2 $85.8 $110.2 $135.5 $179.8 10.6% 8.7% 10.6% 11.3% 11.2% 0% 5% 10% 15% 20% $0 $30 $60 $90 $120 $150 $180 FY2009 FY2010 FY2011 FY2012 FY2013 EBI TD A-A dju ste d as a % of R eve nue An nual EBI TDA Adjusted EBITDA (Non-GAAP) (a) Adjusted EBITDA as a % of Revenue (Non-GAAP) $40.5 $40.4 $37.2 $44.0 $58.1 $63.2 $28.2 $39.6 12.7% 12.5% 10.1% 10.1% 12.1% 12.3% 7.2% 9.3% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $0 $10 $2 $30 $40 $50 $60 $70 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Adjusted EBITDA (Non-GAAP) (a) Adjusted EBITDA as a % of Revenue (Non-GAAP)

22 Cash Flows and Liquidity Cash Flow from Operations and Cap-ex, net ($ in millions) Liquidity ($ in millions) Q3-14 Q2-14 Strong Cash Flows and Liquidity Supports Growth (a) Capital expenditures, net of proceeds from asset sales represents capital expenditures less proceeds from sale of assets. (b) Trailing twelve months (“TTM”) Q3-14 operating cash flows is calculated as the sum of operations cash flows from Q4-13 and the nine months ended April 26, 2014 of $15.4 million and $97.5 million, respectively. TTM Q3-14 cap-ex, net is calculated as the sum of capital expenditures, net of proceeds from disposals from Q4-13 and the nine months ended April 26, 2014 of $17.5 million and $61.2 million, respectively. (b) $ 18.7 $ 16.3 $ 16.0 $ 26.0 116.4 118.8 280.8 280.9 $ 413.2 $ 425.7 $ 49.6 $ 49.7 $ 209.4 $ 199.3 (*) Includes debt premium of $3.3 million and $3.4 million at Q3-14 and Q2-14, respectively Letters of Credit outstanding Availability on Senior Credit Agreement $275 million revolver Cash and equivalents Term Loan Debt: Senior Credit Agreement, matures Dec-2017 Total debt 7.125% Senior Subordinated Notes, due Jan-2021 (*) $54.1 $43.9 $65.1 $106.7 $112.9 $46.6 $ 9.2 $52.8 $58.8 $78.7 $- $20 $40 $60 $80 $100 $120 FY2010 FY2011 FY2012 FY 2013 TTM Q3-14 Cash Flow from Operations Cap-ex (net)(a)

23 Capital Allocated to Maximize Shareholder Returns  Organic growth, solid free cash flow and confidence in industry outlook promotes capital allocation strategy to further expand shareholder returns  Fiscal 2013 acquisitions further strengthen our customer base, geographic scope, and technical service offerings  Repurchase of 7.4 million shares for approximately $102 million since fiscal 2011 creates incremental shareholder value and reduces equity claims on future earnings

24 Selected Information from Q3-14 Dycom Results Conference Call Materials The following slides 25-26 were used on May 21, 2014 in connection with the Company’s conference call to discuss fiscal 2014 third quarter results and are included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides. The information and statements contained in slides 25-26 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on May 21, 2014 and May 23, 2014.

Q4-2014 Outlook

This slide was used on May 21, 2014 in connection with the Company's conference call to discuss fiscal 2014 third quarter results. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on May 21, 2014 and May 23, 2014.

DYCOM INDUSTRIES INC.

Q4-2014 Outlook (all amounts are estimates – actual amounts may differ)

($ in millions, except earnings per share)	Q4-2013	Q4-2014	Year Over Year Commentary
Contract Revenues	$478.6	$475.0 - $495.0	❖ Network investments by several large customers ❖ Customer spending modulations as strategies adapt to emerging environment ❖ Lower revenue from rural customers on stimulus projects
Gross Margin % (a) *(as a percent of revenue)*	19.8%	Gross Margin % up slightly from Q4-13 result	❖ Improving mix of customer growth opportunities
G&A Expense % (b) (as a percent of revenue) *Includes stock-based compensation*	8.3%	8.5% - 9.0% *Includes stock-based compensation*	❖G&A expense reflects increased scale and includes stock-based compensation of approximately $3.0 million compared to $2.6 million in Q4-13
Depreciation & Amortization	$24.8	$22.5 - $23.0	❖Depreciation increases from recent cap-ex ❖Includes amortization of $4.1 million in Q4-14 compared to $7.1 in Q4-13
Interest Expense	$6.8	Approximately $6.5	❖Interest expense reflects expected level of borrowings
Other Income	$1.1	$1.5 - $1.9	❖Other income from normal seasonal asset disposals
Adjusted EBITDA % (c) *(as a percent of revenue)*	12.1%	Adjusted EBITDA % in line with prior year	❖Adjusted EBITDA reflects gross margin improvement with greater operating efficiencies accompanying revenue growth, offset by higher G&A expense
EPS–Diluted *(Non-GAAP for Q4-13)*	$ 0.44	$0.43 - $0.50	❖EPS range reflects Adjusted EBITDA result and changes in: * depreciation & amortization * stock-based compensation * Interest * other Income
Diluted Shares (in millions)	34.1	Approximately 35.0	❖Diluted share increase from vesting of employee equity awards offset in part by share repurchases made in fiscal 2014

(a) Q4-13 Gross Margin % is Non-GAAP and excludes the impact of a pre-tax charge of $0.5 million for a wage and hour class action settlement.
(b) Q4-13 G&A Expense and G&A Expense % are Non-GAAP and exclude the impact of pre-tax acquisition related costs of $0.2 million.
(c) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, stock-based compensation expense, and certain non-recurring items.

Note: See "Regulation G Disclosure" slides 28-32 for a reconciliation of GAAP to Non-GAAP financial measures.

25

Looking Ahead to Q1-15

This slide was used on May 21, 2014 in connection with the Company's conference call to discuss fiscal 2014 third quarter results. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements below that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on May 21, 2014 and May 23, 2014.

DYCOM INDUSTRIES INC.

Looking Ahead Commentary		*Prior Period for Comparisons Q1-14 ($ in millions)*
Contract Revenues	❖ Network investments by several large customers ❖ Customer spending modulations as strategies adapt to emerging environment ❖ Headwind from lower revenue for rural customers on stimulus projects ❖ Revenue % decline of low single digits from Q1-14 result	$ 512.7
Gross Margin % *(as a percent of revenue)*	❖Gross margins which expand year over year from an improving mix of customer growth opportunities	20.0%
G&A Expense *(G&A % as a percent of revenue) Includes stock-based compensation*	❖G&A Expense % up slightly year over year * stock-based compensation of approximately $4.0 million in Q1-15 (compared to $3.5 million in Q1-14)	$ 43.1 8.4%
Adjusted EBITDA % – Non-GAAP (a)	❖Adjusted EBITDA % which expands from Q1-2014 result	12.3% (a)

Other Factors:		
Depreciation & Amortization	❖Ranges from $22.7 - $23.1 in Q1-15 (amortization declines to $3.8 million in Q1-15 from $5.2 million in Q1-14)	$ 23.6
Interest Expense	❖Approximately $6.5 million in Q1-15	$ 6.9
Other Income	❖$1.2 - $1.6 million in Q1-15	$ 2.0

(a) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, stock-based compensation expense, and certain non-recurring items.

See "Regulation G Disclosure" slides 28-32 for a reconciliation of GAAP to Non-GAAP financial measures.

26

Supplemental Schedules Regulation G Disclosures

Appendix: Regulation G Disclosure

Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions).
The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth.

	GAAP Contract Revenues	NON-GAAP ADJUSTMENTS		NON-GAAP Organic Contract Revenues (a)(b)	NON-GAAP ADJUSTMENTS	NON-GAAP Organic Contract Revenues - Excluding stimulus (a)	Revenue Growth (Decline) %		
		Revenues from businesses acquired (a)	*Revenues from storm restoration services*		*Organic revenues from customers for stimulus work (c)*		GAAP %	NON-GAAP - Organic % (a)	NON-GAAP - Organic % excluding stimulus (a) (c)
Q3-14 Organic Decline:									
Q3-14	$ 426.3	$ (5.6)	$ -	$ 420.7	$ (26.0)	$ 394.7	(2.5)%	(3.8)%	(2.5)%
Q3-13	$ 437.4	$ -	$ -	$ 437.4	$ (32.5)	$ 404.8			
Prior Quarters Organic Growth (Decline):									
Q2-14	$ 390.5	$ (111.5)	$ -	$ 279.0	$ (11.0)	$ 268.1	5.7%	0.9%	4.6%
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4			
Q1-14	$ 512.7	$ (157.1)	$ -	$ 355.6	$ (19.7)	$ 335.9	58.6%	10.0%	15.8%
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2			
Q4-13	$ 478.6	$ (139.1)	$ -	$ 339.5	$ (19.9)	$ 319.6	50.5%	7.5%	12.6%
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9			
Q3-13	$ 437.4	$ (122.9)	$ -	$ 314.5	$ (19.0)	$ 295.5	47.7%	6.2%	10.7%
Q3-12	$ 296.1	$ -	$ -	$ 296.1	$ (29.2)	$ 266.9			
Q2-13	$ 369.3	$ (75.9)	$ (16.7)	$ 276.7	$ (20.3)	$ 256.4	38.1%	3.5%	4.0%
Q2-12	$ 267.4	$ -	$ -	$ 267.4	$ (20.8)	$ 246.6			
Q1-13	$ 323.3	$ -	$ -	$ 323.3	$ (33.1)	$ 290.2	1.2%	2.4%	(2.4)%
Q1-12	$ 319.6	$ -	$ (3.7)	$ 315.8	$ (18.7)	$ 297.2			
Q4-12	$ 318.0	$ -	$ (2.3)	$ 315.8	$ (31.9)	$ 283.9	4.7%	9.0%	1.9%
Q4-11	$ 303.7	$ -	$ (14.1)	$ 289.7	$ (11.2)	$ 278.5			

(a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year quarter presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period (fiscal quarter) for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any.

(b) For comparisons of Organic Revenue beginning with Q3-14, Organic Revenue – Non-GAAP includes revenues of businesses acquired in Q2-13 as the revenues from these businesses are included in both quarters (Q3-14 and Q3-13).

(c) Organic revenues from customers for stimulus work comprised of projects funded in part by the American Recovery and Reinvestment Act of 2009. Amounts included for stimulus revenues are organic and, as a result, exclude stimulus work from Acquired Subsidiaries prior to the Q3-14 organic calculation when the Acquired Subsidiaries were in both periods.

Amounts may not add due to rounding.

28

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Calculation of Cumulative Cash Flows Fiscal 2004 through Q3-2014 ($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities (a)	Other Investing Activities (b)	Total Other Financing and Investing Activities
Q3-14 YTD	$ 97.5	$ (61.2)	$ (0.7)	$ (10.0)	$ (25.2)	$ (0.3)	$ (25.5)
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
FY-06	102.3	(47.3)	(65.4)	(186.2)	141.2	(0.3)	140.9
FY-05	87.4	(48.4)	(8.5)	-	(1.8)	22.9	21.1
FY-04	124.2	(28.6)	(175.2)	-	1.3	35.0	36.3
Cumulative	$ 1,020.6	$ (542.9)	$ (677.9)	$ (321.5)	$ 407.8	$ 57.8	$ 465.6

Cash at July 26, 2003	$ 74.7
Cash at April 26, 2014	18.7
Difference representing beginning cash used during the period	$ 56.0
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 521.6

(a) Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.
(b) Other investing activities represents net cash provided by (used in) investing activities less capital expenditures, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.

Amounts may not add due to rounding.

29

30 (a) Organic Revenue – Non-GAAP are revenues from businesses that are included for the full period in both the current and prior year presented, excluding storm restoration services, if any. Organic Revenue growth is calculated as the percentage increase in revenues over those of the comparable prior year period for revenues from businesses that are included in both periods for the full fiscal period, excluding revenues from storm restoration services, if any. (b) Non-GAAP adjustments in FY 2010 reflect adjustments in Q4-10 result from the Company’s 52/53 week fiscal year of $20.1 million. The Q4-10 Non-GAAP adjustments reflect the impact of the additional week in Q4-10 and are calculated by dividing contract revenues by 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenue for Q4-10 on a Non-GAAP basis for comparison purposes. Amounts may not add due to rounding. Appendix: Regulation G Disclosure Contract Revenue and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions) The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth. Revenues from businesses acquired (a) Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year (b) Total Adjustment GAAP NON-GAAP FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ 33.9% 4.9%,2 1.1 - (6.0 ,195.1 FY 2012 1,201.1$ -$ (6.0)$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%,035.9 33.8 47.8 988.1 FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6 - (20.1) 6 .5 FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ (10.7)% (10.5)%Q4-10 1,106.9 - (4.3) 1,082.6 0.0% 0.0% FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ Q4-09 # 1,230.0$ (101.9)$ (101.9)$ 1,128.1$ FY 2009 1,106.9$ -$ (24.3)$ -$ (24.3)$ 1,082.6$ (10.0)% (12.0)%,230.0 - - ,230.0 FY 2008 1,230.0$ -$ -$ -$ -$ 1,230.0$ GAAP Contract Revenues NON-GAAP Contract Revenues(a)(b) Organic Growth (Decline) % NON-GAAP ADJUSTMENTS

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in million's, except per share amounts)

	Fiscal 2009	Fiscal 2010	Fiscal 2011	Fiscal 2012	Fiscal 2013
Adjusting Items:					
Write-off of deferred financing costs	$ 0.6	$ -	$ -	$ -	$ 0.3
(Loss) gain on debt extinguishment, net	$ (3.0)	$ -	$ 8.3	$ -	$ -
Goodwill impairment charges	$ 94.4	$ -	$ -	$ -	$ -
Charges for settlement of wage and hour litigation	$ -	$ 1.6	$ 0.6	$ -	$ 0.5
Reversal of interest expense on income tax liabilities	$ (0.3)	$ -	$ -	$ -	$ -
Reversal of certain income tax related liabilities	$ (1.4)	$ (1.0)	$ -	$ -	$ -
Valuation allowance on deferred tax asset	$ -	$ 1.1	$ -	$ -	$ -
Acquisition related costs	$ -	$ -	$ 0.2	$ -	$ 6.8
Pre tax effect of Adjusting Items	$ 91.7	$ 1.6	$ 9.1	$ -	$ 7.6
After tax effect of Adjusting Items	$ 74.0	$ 0.9	$ 5.8	$ -	$ 4.6
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)					
Net income (loss) (GAAP)*	$ (53.2)	$ 5.8	$ 16.1	$ 39.4	$ 35.2
Provision (benefit) for income taxes	(1.4)	4.9	12.4	25.2	23.0
Pre-tax income (loss)	(54.5)	10.7	28.5	64.6	58.2
Interest expense (income), net	14.5	14.2	15.9	16.7	23.3
Depreciation	58.6	57.2	55.8	56.2	64.8
Amortization	6.8	6.4	6.7	6.5	20.7
EBITDA	25.4	88.5	106.9	144.0	167.0
Gain on sale of fixed assets	(3.9)	(7.7)	(10.2)	(15.4)	(4.7)
Stock-based compensation expense	3.9	3.4	4.4	7.0	9.9
Pre-tax effect of Adjusting Items (from above) (a)	92.0	1.6	9.1	-	7.6
EBITDA - Adjusted (Non-GAAP)	$ 117.2	$ 85.8	$ 110.2	$ 135.5	$ 179.8
(a) Amounts exclude items already added back into the calculation of EBITDA					
Reconciliation of Net Income (GAAP), to Net Income - Non-GAAP (Non-GAAP)					
Net income (loss) (GAAP)*	$ (53.2)	$ 5.8	$ 16.1	$ 39.4	$ 35.2
Adjusting Items from above, after tax	74.0	0.9	5.8	-	4.6
Net income - Non-GAAP	$ 20.9	$ 6.8	$ 21.9	$ 39.4	$ 39.8
Total contract revenues	$ 1,106.9	$ 988.6	$ 1,035.9	$ 1,201.1	$ 1,608.6
EBITDA (from above) as a percentage of contract revenues	2.3%	9.0%	10.3%	12.0%	10.4%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	10.6%	8.7%	10.6%	11.3%	11.2%

* Fiscal 2009 net income includes $0.1 million loss from discontinued operations, net of tax which has been excluded from Non-GAAP results.

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Amounts may not add due to rounding.

31

Appendix: Regulation G Disclosure

DYCOM INDUSTRIES INC.

Selected Information- Reconciliation of GAAP to Non-GAAP Measures ($ in million's, except per share amounts)

	Q4-12	Q1-13	Q2-13	Q3-13	Q4-13	Q1-14	Q2-14	Q3-14
Adjusting Items:								
Write-off of deferred financing costs	$ -	$ -	$ 0.3	$ -	$ -	$ -	$ -	$ -
Charges for settlement of wage and hour litigation	$ -	$ -	$ -	$ -	$ 0.5	$ -	$ -	$ -
Acquisition related costs	$ -	$ 0.7	$ 5.8	$ -	$ 0.2	$ -	$ -	$ -
Pre tax effect of Adjusting Items	$ -	$ 0.7	$ 6.2	$ -	$ 0.7	$ -	$ -	$ -
Reconciliation of Net Income (GAAP) to EBITDA- Adjusted (Non-GAAP)								
Net income (loss) (GAAP)	$ 13.3	$ 11.9	$ 1.5	$ 7.2	$ 14.7	$ 18.7	$ (3.1)	$ 7.9
Provision (benefit) for income taxes	8.2	7.6	1.4	4.6	9.4	12.4	(2.0)	5.2
Pre-tax income (loss)	21.5	19.5	2.8	11.8	24.0	31.1	(5.0)	13.1
Interest expense (income), net	4.2	4.2	5.7	6.6	6.8	6.9	6.8	6.6
Depreciation	14.1	13.7	15.9	17.5	17.7	18.4	18.7	18.6
Amortization	1.6	1.6	5.0	7.1	7.1	5.2	4.8	4.1
EBITDA	41.3	39.0	29.4	43.0	55.6	61.5	25.2	42.4
Gain on sale of fixed assets	(2.9)	(1.6)	(0.8)	(1.5)	(0.8)	(1.9)	(0.6)	(5.5)
Stock-based compensation expense	2.1	2.3	2.5	2.5	2.6	3.5	3.5	2.7
Pre-tax effect of Adjusting Items (from above)	-	0.7	6.2	-	0.7	-	-	-
EBITDA - Adjusted (Non-GAAP)	$ 40.5	$ 40.4	$ 37.2	$ 44.0	$ 58.1	$ 63.2	$ 28.2	$ 39.6
Total contract revenues	$ 318.0	$ 323.3	$ 369.3	$ 437.4	$ 478.6	$ 512.7	$ 390.5	$ 426.3
EBITDA (from above) as a percentage of contract revenues	13.0%	12.1%	8.0%	9.8%	11.6%	12.0%	6.5%	9.9%
EBITDA - Adjusted (Non-GAAP) (from above) as a percentage of contract revenues	12.7%	12.5%	10.1%	10.1%	12.1%	12.3%	7.2%	9.3%

The above table presents a reconciliation of the Non-GAAP financial measure of Adjusted EBITDA for the periods specified to the most directly comparable GAAP measure. Adjusted EBITDA is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, gain on sale of fixed assets, acquisition related costs, write-off of deferred financing costs, stock-based compensation expense, and certain non-recurring items. The Company believes this Non-GAAP financial measure provides information that is useful to the Company's investors. The Company believes that this information is helpful in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on the Company's results of operations in any particular period. Additionally, the Company uses this Non-GAAP financial measure to evaluate its past performance and prospects for future performance. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income, operating cash flows, or a measure of earnings. Because all companies do not use identical calculations, this presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Amounts may not add due to rounding.

32

Investor Presentation June 2014